Exhibit 99.1
BRINKER INTERNATIONAL REPORTS FOURTH QUARTER OF FISCAL 2022 RESULTS
DALLAS (August 24, 2022) – Brinker International, Inc. (NYSE: EAT) today announced results for the fourth quarter of fiscal 2022 ended June 29, 2022 and provided a financial outlook for fiscal 2023.
“During my first sixty days I’ve spent considerable time in restaurants with our operators, exchanging ideas on how to make our operations more efficient, improve the guest experience, and grow the core business,” said Kevin Hochman, Chief Executive Officer and President of Brinker International. “We’re making quick interventions to better offset the tough inflationary headwinds and build sales momentum in the near term, as we work to meaningfully improve our four-wall economics and better position our business for long term sustainable and profitable growth.”
Fiscal 2022 Highlights - Fourth Quarter
•Brinker International reported Company sales of $987.4 million in the fourth quarter of fiscal 2022 as compared to $990.9 million in the fourth quarter of fiscal 2021. In fiscal 2021, the fourth quarter and fiscal year included an additional operating week resulting in an increase of approximately $70 million to Total revenues and $0.34 to Net income per diluted share.
•Operating income in the fourth quarter of fiscal 2022 was $44.7 million as compared to $100.6 million in the fourth quarter of fiscal 2021. Operating income, as a percentage of Total revenues, in the fourth quarter of fiscal 2022 was 4.4% as compared to 10.0% in the fourth quarter of fiscal 2021. This decrease was primarily due to higher commodity costs, restaurant expenses, the impact of the additional operating week in fiscal 2021 and increased restaurant labor costs.
•Restaurant operating margin, as a percentage of Company sales, in the fourth quarter of fiscal 2022 was 10.3% as compared to 16.9% in the fourth quarter of fiscal 2021.
•Net income per diluted share, on a GAAP basis, in the fourth quarter of fiscal 2022 was $0.90 as compared to $1.58 in the fourth quarter of fiscal 2021 including the impact of the additional operating week.
•Net income per diluted share, excluding special items, in the fourth quarter of fiscal 2022 was $1.15 as compared to $1.68 in the fourth quarter of fiscal 2021 including the impact of the additional operating week.
•Adjusted EBITDA in the fourth quarter of fiscal 2022 was $100.2 million as compared to $144.3 million in the fourth quarter of fiscal 2021.
For comparable restaurant sales details and non-GAAP reconciliations, please refer to the Non-GAAP Information and Reconciliations section of this release.
Comparable Restaurant Sales(1)

	Q4:22 vs 21	FY:22 vs 21
Brinker	3.1%	12.3%
Chili’s	0.3%	8.6%
Maggiano’s	30.1%	53.0%
(1)Comparable Restaurant Sales include restaurants that have been in operation for more than 18 months. Restaurants temporarily closed 14 days or more are excluded from comparable restaurant sales. Percentage amounts are calculated based on the comparable periods year-over-year.

Average Weekly Sales
The following table consists of average weekly Company sales per restaurant for all Company-owned restaurants. The amounts are presented in thousands:

	Fourth Quarter
	2022	2021	2020	2019
Brinker	$64.0	$63.3	$38.4	$61.9
Chili’s	$59.5	$60.3	$37.8	$56.9
Maggiano’s	$163.6	$126.2	$50.7	$152.4
Financial Metrics

	Fourth Quarter			Fiscal Year
	2022	2021	Variance	2022	2021	Variance
Company sales	$987.4	$990.9	$(3.5)	$3,712.1	$3,279.0	$433.1
Total revenues	$1,021.5	$1,008.6	$12.9	$3,804.1	$3,337.8	$466.3

Operating income	$44.7	$100.6	$(55.9)	$159.5	$199.3	$(39.8)
Operating income as a percentage of Total revenues	4.4%	10.0%	(5.6)%	4.2%	6.0%	(1.8)%
Restaurant operating margin, non-GAAP(1)	$101.4	$167.2	$(65.8)	$407.2	$444.5	$(37.3)
Restaurant operating margin as a percentage of Company sales, non-GAAP(1)	10.3%	16.9%	(6.6)%	11.0%	13.6%	(2.6)%
Adjusted EBITDA, non-GAAP(1)	$100.2	$144.3	$(44.1)	$355.1	$368.5	$(13.4)

Net income per diluted share	$0.90	$1.58	$(0.68)	$2.58	$2.83	$(0.25)
Net income per diluted share, excluding special items, non-GAAP(1)	$1.15	$1.68	$(0.53)	$3.09	$3.12	$(0.03)
(1)See Non-GAAP Information and Reconciliations section below for more details.
Full Year Fiscal 2023 Guidance
We anticipate the following for fiscal 2023. The uncertainties created by current macroeconomic conditions could cause actual results to differ materially from those projected.
•Total revenues are expected to be in the range of $3.9 - $4.0 billion;
•Net income per diluted share, excluding special items, is expected to be in the range of $2.45 - $2.85;
•Capital expenditures are expected to be in the range of $155 - $165 million;
•Weighted average shares are expected to be in the range of 44 - 45 million.
We are unable to reliably forecast special items without unreasonable effort. As such, we do not present a reconciliation of forecasted non-GAAP measures to the corresponding GAAP measures.

Fourth Quarter of Fiscal 2022 Operating Performance
Segment Performance
The table below presents selected financial information (in millions, except as noted) related to our segments’ operational performance for the thirteen week period ended June 29, 2022 and the fourteen week period ended June 30, 2021:

	Chili’s			Maggiano’s
	Fourth Quarter		Variance	Fourth Quarter		Variance
	2022	2021		2022	2021
Company sales	$876.9	$898.7	$(21.8)	$110.5	$92.2	$18.3
Franchise and other revenues	27.3	15.3	12.0	6.8	2.4	4.4
Total revenues	$904.2	$914.0	$(9.8)	$117.3	$94.6	$22.7

Company restaurant expenses(1)	$787.5	$745.2	$42.3	$98.4	$78.4	$20.0
Company restaurant expenses as a % of Company sales	89.8%	82.9%	6.9%	89.0%	85.0%	4.0%

Operating income (loss)	$59.5	$125.7	$(66.2)	$14.1	$10.7	$3.4
Operating income (loss) as a % of Total revenues	6.6%	13.8%	(7.2)%	12.0%	11.3%	0.7%

Restaurant operating margin - non-GAAP(2)	$89.4	$153.5	$(64.1)	$12.1	$13.8	$(1.7)
Restaurant operating margin as a % of Company sales - non-GAAP(2)	10.2%	17.1%	(6.9)%	11.0%	15.0%	(4.0)%
(1)    Company restaurant expenses includes Food and beverage costs, Restaurant labor and Restaurant expenses, and excludes Depreciation and amortization, General and administrative and Other (gains) and charges.
(2)See Non-GAAP Information and Reconciliations section below for more details.
Chili’s
•Chili’s Company sales decreased primarily due to the impact of the additional operating week in the prior year and lower To-Go sales, partially offset by dining room sales growth, the acquisition of 68 restaurants in fiscal 2022 previously owned by franchisees and higher delivery sales.
•Chili’s Franchise and other revenues increased primarily due to incremental gift card breakage resulting from a change in estimate.
•Chili’s Company restaurant expenses, as a percentage of Company sales, increased primarily due to higher commodity costs, sales deleverage, advertising, utilities expenses, rent expenses and increased restaurant labor costs including wage rates. These increases were partially offset by lower manager bonuses.
Maggiano’s
•Maggiano’s Company sales increased primarily due to higher dining room and banquet sales, partially offset by the impact of the additional operating week in the prior year.
•Maggiano’s Company restaurant expenses, as a percentage of Company sales, increased primarily due to higher commodity costs, restaurant labor costs, manager bonuses and supervision expenses.

Income Taxes
•On a GAAP basis, the effective income tax rate was a benefit of 18.2% in the fourth quarter of fiscal 2022 which is lower than the statutory rate of 21.0% due to leverage of the FICA tip tax credit. Excluding the impact of special items, the effective income tax rate was a benefit of 5.8% in the fourth quarter of fiscal 2022.
Webcast Information
Investors and interested parties are invited to listen to today’s conference call, as management will provide further details of the quarter and business updates. The call will be broadcast live on Brinker’s website today, August 24, 2022 at 9 a.m. CDT:
http://investors.brinker.com/events/event-details/q4-2022-brinker-international-earnings-conference-call
For those who are unable to listen to the live broadcast, a replay of the call will be available shortly thereafter and will remain on Brinker’s website until at least the end of the day September 7, 2022.
Additional financial information, including statements of income which detail operations excluding special items, franchise and other revenues, and comparable restaurant sales trends by brand, is also available on Brinker’s website under the Financial Information section of the Investor tab.
Forward Calendar
•SEC Form 10-K for the fiscal 2022 filing on or before August 29, 2022
•Earnings release call for the first quarter of fiscal 2023 on November 2, 2022
Non-GAAP Measures
Brinker management uses certain non-GAAP measures in analyzing operating performance and believes that the presentation of these measures in this release provides investors with information that is beneficial to gaining an understanding of the Company’s financial results. Non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in the tables below.
About Brinker
Brinker International, Inc. is one of the world’s leading casual dining restaurant companies and home of Chili’s® Grill & Bar, Maggiano’s Little Italy® and two virtual brands: It’s Just Wings® and Maggiano’s Italian Classics™. Founded by Norman Brinker in Dallas, Texas, we’ve ventured far from home, but stayed true to our roots. Brinker owns, operates or franchises more than 1,600 restaurants in 29 countries and two U.S. territories. Our passion is making people feel special, and we hope you feel that passion each time you visit one of our restaurants or invite us into your home through takeout or delivery. Learn more about Brinker and its brands at brinker.com.
Forward-Looking Statements
The statements and tables contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only based on our current plans and expectations as of the date such statements are made, and we undertake no obligation to update forward-looking statements to reflect events or circumstances arising after the date such statements are made. Forward-looking statements are neither predictions nor guarantees of future events or performance and are subject to risks and uncertainties which could cause actual results to differ materially from our historical results or from those projected in forward-looking statements. Such risks and uncertainties include, among other things, the impact of general economic conditions, including inflation, on economic activity and on our operations; the impact of the COVID-19 pandemic, the crisis in Ukraine and related disruptions on our business including consumer demand, costs, product mix, our strategic initiatives, our and our partners’ supply chains, operations, technology and assets, and our financial performance; the impact of competition; changes in consumer preferences; consumer perception of food safety; reduced consumer discretionary spending; unfavorable publicity; governmental regulations; the Company's ability to meet its business strategy plan; loss of key management personnel; failure to hire and retain high-quality restaurant management and team members; the impact of social media or other unfavorable publicity; reliance on technology and third party delivery providers; failure to protect the security of data of our guests and team members; product availability and supply chain disruptions; regional business and economic conditions; volatility in consumer, commodity, transportation, labor, currency and capital markets; litigation; franchisee success; technology failures; failure to protect our intellectual property; outsourcing; impairment of goodwill or assets; failure to maintain effective internal control over financial reporting; downgrades in credit ratings; changes in estimates regarding our assets; actions of activist shareholders; adverse weather conditions; terrorist acts; health epidemics or pandemics (such as COVID-19); and tax reform; as well as the risks and uncertainties described in “Risk Factors” in our Annual Report on Form 10-K and future filings with the Securities and Exchange Commission.

BRINKER INTERNATIONAL, INC.
Consolidated Statements of Comprehensive Income (Unaudited)
(In millions, except per share amounts)

	Thirteen Week Period Ended	Fourteen Week Period Ended	Fifty-Two Week Period Ended	Fifty-Three Week Period Ended
	June 29, 2022	June 30, 2021	June 29, 2022	June 30, 2021
Revenues
Company sales	$987.4	$990.9	$3,712.1	$3,279.0
Franchise and other revenues(1)	34.1	17.7	92.0	58.8
Total revenues	1,021.5	1,008.6	3,804.1	3,337.8
Operating costs and expenses
Food and beverage costs	291.1	261.5	1,048.5	867.8
Restaurant labor	338.7	333.6	1,288.1	1,108.2
Restaurant expenses	256.2	228.6	968.3	858.5
Depreciation and amortization	41.3	38.2	164.4	150.2
General and administrative	35.3	40.6	144.1	134.8
Other (gains) and charges(2)	14.2	5.5	31.2	19.0
Total operating costs and expenses	976.8	908.0	3,644.6	3,138.5
Operating income	44.7	100.6	159.5	199.3
Interest expenses	11.3	13.1	46.1	56.2
Other income, net	(0.6)	(0.9)	(1.8)	(2.1)
Income before income taxes	34.0	88.4	115.2	145.2
Provision (benefit) for income taxes	(6.2)	13.4	(2.4)	13.6
Net income	$40.2	$75.0	$117.6	$131.6

Basic net income per share	$0.92	$1.64	$2.62	$2.89

Diluted net income per share	$0.90	$1.58	$2.58	$2.83

Basic weighted average shares outstanding	43.8	45.8	44.8	45.5

Diluted weighted average shares outstanding	44.6	47.6	45.6	46.6

Other comprehensive income (loss)
Foreign currency translation adjustments(3)	$(0.5)	$0.4	$(0.6)	$1.5
Other comprehensive income (loss)	(0.5)	0.4	(0.6)	1.5
Comprehensive income	$39.7	$75.4	$117.0	$133.1
(1)Franchise and other revenues include franchise gift card breakage, royalties, Maggiano’s banquet service charge income, delivery income, digital entertainment revenue, franchise and development fees, gift card equalization, franchise advertising fees, merchandise income and gift card discount costs from third-party gift card sales.

(2)    Other (gains) and charges included in the Consolidated Statements of Comprehensive Income (Unaudited) included (in millions):

	Thirteen Week Period Ended	Fourteen Week Period Ended	Fifty-Two Week Period Ended	Fifty-Three Week Period Ended
	June 29, 2022	June 30, 2021	June 29, 2022	June 30, 2021
Restaurant impairment charges	$8.3	$0.5	$8.3	$3.0
Restaurant closure charges	2.0	0.2	3.7	2.4
Enterprise system implementation costs	1.0	—	2.4	—
Remodel-related costs	0.9	0.5	4.9	2.3
COVID-19 related charges	0.3	0.2	0.5	3.3
Loss from natural disasters, net of (insurance recoveries)	0.3	0.9	1.1	2.9
Lease contingencies	0.2	2.2	3.1	2.2
Acquisition-related costs, net	0.1	—	1.6	—
Other	1.1	1.0	5.6	2.9
	$14.2	$5.5	$31.2	$19.0
(3)    Represents the unrealized impact of translating the financial statements of our Canadian restaurants from Canadian dollars to U.S. dollars. This amount is not included in Net income and would only be realized upon disposition of these restaurants.
BRINKER INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	June 29, 2022	June 30, 2021
ASSETS
Total current assets	$201.2	$207.2
Net property and equipment	816.7	774.8
Operating lease assets	1,160.5	1,007.4
Deferred income taxes, net	62.5	50.9
Other assets	243.5	234.6
Total assets	$2,484.4	$2,274.9
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Total current liabilities	$558.0	$571.6
Long-term debt and finance leases, less current installments	989.1	917.9
Long-term operating lease liabilities, less current portion	1,151.1	1,006.7
Other liabilities	54.3	82.0
Total shareholders’ deficit	(268.1)	(303.3)
Total liabilities and shareholders’ deficit	$2,484.4	$2,274.9

BRINKER INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Fifty-Two Week Period Ended	Fifty-Three Week Period Ended
	June 29, 2022	June 30, 2021
Cash flows from operating activities
Net income	$117.6	$131.6
Adjustments to reconcile Net income to Net cash provided by operating activities:
Depreciation and amortization	164.4	150.2
Restructure and impairment charges	20.3	9.8
Stock-based compensation	18.6	16.4
Net loss on disposal of assets	3.4	1.8
Other	3.0	3.7
Changes in assets and liabilities	(75.1)	56.2
Net cash provided by operating activities	252.2	369.7
Cash flows from investing activities
Payments for property and equipment	(150.3)	(94.0)
Payments for franchise restaurant acquisitions	(106.6)	—
Proceeds from sale leaseback transactions, net of related expenses	20.5	—
Proceeds from note receivable	2.1	1.5
Proceeds from sale of assets	0.1	1.6
Net cash used in investing activities	(234.2)	(90.9)
Cash flows from financing activities
Borrowings on revolving credit facility	720.5	43.4
Payments on revolving credit facility	(620.5)	(345.0)
Purchases of treasury stock	(100.9)	(4.2)
Payments on long-term debt	(23.7)	(20.0)
Payments for debt issuance costs	(3.1)	(2.2)
Payments of dividends	(1.1)	(1.5)
Proceeds from issuance of treasury stock	0.4	30.7
Net cash used in financing activities	(28.4)	(298.8)
Net change in cash and cash equivalents	(10.4)	(20.0)
Cash and cash equivalents at beginning of period	23.9	43.9
Cash and cash equivalents at end of period	$13.5	$23.9

BRINKER INTERNATIONAL, INC.
Restaurant Summary

			Fiscal 2022 New Openings
	Total Restaurants Open at June 29, 2022	Total Restaurants Open at June 30, 2021	Fourth Quarter Openings	Fiscal Year Openings
Company-owned restaurants
Chili’s domestic(1)	1,131	1,064	2	5
Chili’s international	5	5	—	—
Maggiano’s domestic	52	52	—	—
Total Company-owned	1,188	1,121	2	5
Franchise restaurants
Chili’s domestic(1)	101	171	1	2
Chili’s international	359	354	3	12
Maggiano’s domestic	2	2	—	—
Total franchise	462	527	4	14
Total Company-owned and franchise
Chili’s domestic	1,232	1,235	3	7
Chili’s international	364	359	3	12
Maggiano’s domestic	54	54	—	—
Total	1,650	1,648	6	19
(1)    During fiscal 2022, we acquired 68 Chili's restaurants previously owned by franchisees. The acquisition of these restaurants is not reflected in the Fourth Quarter Openings or Full Year Openings totals as these are existing restaurant locations transitioning ownership. These acquired restaurants are included in the total restaurants open at June 29, 2022 within the total for Company-owned restaurants Chili's domestic.
NON-GAAP INFORMATION AND RECONCILIATIONS
Comparable Restaurant Sales
Q4 22 and Q4 21

	Comparable Restaurant Sales(1)		Price Impact		Mix-Shift(2)		Traffic
	Q4:22 vs 21	Q4:21 vs 20	Q4:22 vs 21	Q4:21 vs 20	Q4:22 vs 21	Q4:21 vs 20	Q4:22 vs 21	Q4:21 vs 20
Company-owned	3.1%	65.4%	5.2%	0.3%	2.3%	12.5%	(4.4)%	52.6%
Chili’s	0.3%	59.8%	5.2%	0.2%	0.8%	8.4%	(5.7)%	51.2%
Maggiano’s	30.1%	147.9%	5.1%	1.5%	7.1%	64.7%	17.9%	81.7%
Franchise(3)	17.4%	104.6%
U.S.	2.0%	84.9%
International	28.7%	159.1%
Chili’s domestic(4)	0.1%	62.1%
System-wide(5)	5.2%	69.8%

FY 22 and FY 21

	Comparable Restaurant Sales(1)		Price Impact		Mix-Shift(2)		Traffic
	FY:22 vs 21	FY:21 vs 20	FY:22 vs 21	FY:21 vs 20	FY:22 vs 21	FY:21 vs 20	FY:22 vs 21	FY:21 vs 20
Company-owned	12.3%	5.1%	3.3%	0.6%	4.7%	(4.3)%	4.3%	8.8%
Chili’s	8.6%	8.3%	3.3%	0.4%	2.6%	(2.6)%	2.7%	10.5%
Maggiano’s	53.0%	(19.8)%	2.9%	2.3%	16.4%	(7.7)%	33.7%	(14.4)%
Franchise(3)	19.2%	12.5%
U.S.	7.5%	13.8%
International	28.9%	9.7%
Chili’s domestic(4)	8.3%	8.9%
System-wide(5)	13.2%	6.0%
(1)    Comparable Restaurant Sales include all restaurants that have been in operation for more than 18 months. Restaurants temporarily closed 14 days or more are excluded from Comparable Restaurant Sales. Percentage amounts are calculated based on the comparable periods year-over-year.
(2)    Mix-Shift is calculated as the year-over-year percentage change in Company sales resulting from the change in menu items ordered by guests.
(3)    Chili’s and Maggiano’s franchise sales generated by franchisees are not included in Total revenues in the Consolidated Statements of Comprehensive Income (Unaudited); however, we generate royalty revenues and advertising fees based on franchisee revenues, where applicable. We believe presenting Franchise Comparable Restaurant Sales provides investors relevant information regarding total brand performance.
(4)    Chili’s domestic Comparable Restaurant Sales percentages are derived from sales generated by Company-owned and franchise-operated Chili’s restaurants in the United States.
(5)    System-wide Comparable Restaurant Sales are derived from sales generated by Chili’s and Maggiano’s Company-owned and franchise-operated restaurants.
Reconciliation of Net Income Excluding Special Items (in millions, except per share amounts)
Brinker believes excluding special items from its financial results provides investors with a clearer perspective of the Company’s ongoing operating performance and a more relevant comparison to prior period results.

	Fourth Quarter				Fiscal Year
	Q4 22	EPS Q4 22	Q4 21	EPS Q4 21	FY 22	EPS FY 22	FY 21	EPS FY 21
Net income - GAAP	$40.2	$0.90	$75.0	$1.58	$117.6	$2.58	$131.6	$2.83
Special items - Other (gains) and charges(1)	14.2	0.32	5.5	0.12	31.2	0.68	19.0	0.41
Special items - Depreciation	0.1	0.00	0.2	0.00	0.5	0.01	0.6	0.01
Special items - Interest	—	—	—	—	0.7	0.02	—	—
Income tax effect related to special items(2)	(3.5)	(0.07)	(1.4)	(0.03)	(8.0)	(0.18)	(4.9)	(0.11)
Special items, net of taxes	10.8	0.25	4.3	0.09	24.4	0.53	14.7	0.31
Adjustment for special tax items	0.2	0.00	0.7	0.01	(1.0)	(0.02)	(0.9)	(0.02)
Net income, excluding special items - Non-GAAP	$51.2	$1.15	$80.0	$1.68	$141.0	$3.09	$145.4	$3.12
(1)    See Footnote “(2)” to the Consolidated Statements of Comprehensive Income (Unaudited) for additional details on the composition of Other (gains) and charges.

(2)    Income tax effect related to special items is based on the statutory tax rate in effect at the end of each period presented.
Reconciliation of Restaurant Operating Margin (in millions, except percentages)
Q4 22

	Chili’s		Maggiano’s		Brinker
	Q4 22	Q4 21	Q4 22	Q4 21	Q4 22	Q4 21
Operating income - GAAP	$59.5	$125.7	$14.1	$10.7	$44.7	$100.6
Operating income as a percentage of Total revenues	6.6%	13.8%	12.0%	11.3%	4.4%	10.0%

Operating income - GAAP	$59.5	$125.7	$14.1	$10.7	$44.7	$100.6
Less: Franchise and other revenues	(27.3)	(15.3)	(6.8)	(2.4)	(34.1)	(17.7)
Plus: Depreciation and amortization	35.5	31.9	3.2	3.4	41.3	38.2
General and administrative	8.6	9.6	1.8	1.9	35.3	40.6
Other (gains) and charges	13.1	1.6	(0.2)	0.2	14.2	5.5
Restaurant operating margin - non-GAAP	$89.4	$153.5	$12.1	$13.8	$101.4	$167.2
Restaurant operating margin as a percentage of Company sales	10.2%	17.1%	11.0%	15.0%	10.3%	16.9%
Fiscal 2022

	Chili’s		Maggiano’s		Brinker
	FY 22	FY 21	FY 22	FY 21	FY 22	FY 21
Operating income - GAAP	$241.0	$312.2	$41.0	$6.5	$159.5	$199.3
Operating income as a percentage of Total revenues	7.1%	10.2%	9.7%	2.3%	4.2%	6.0%

Operating income - GAAP	$241.0	$312.2	$41.0	$6.5	$159.5	$199.3
Less: Franchise and other revenues	(74.2)	(54.2)	(17.8)	(4.6)	(92.0)	(58.8)
Plus: Depreciation and amortization	139.8	124.3	13.4	13.8	164.4	150.2
General and administrative	33.3	27.4	8.0	5.8	144.1	134.8
Other (gains) and charges	23.3	12.7	0.0	1.4	31.2	19.0
Restaurant operating margin - non-GAAP	$363.2	$422.4	$44.6	$22.9	$407.2	$444.5
Restaurant operating margin as a percentage of Company sales	11.0%	14.1%	11.0%	8.4%	11.0%	13.6%
Restaurant operating margin is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative to operating income as an indicator of financial performance. Restaurant operating margin is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance of ongoing restaurant-level operations. This non-GAAP measure is not indicative of overall Company performance and profitability because this measure does not directly accrue benefit to the shareholders due to the nature of costs excluded.
We define Restaurant operating margin as Company sales less Food and beverage costs, Restaurant labor and Restaurant expenses. We believe this metric provides a more useful comparison between periods and enables investors to focus on the performance of restaurant-level operations by excluding revenues not related to food and beverage sales at Company-owned restaurants, corporate General and administrative expenses, Depreciation and amortization, and Other (gains) and charges. Restaurant operating margin as presented may not be comparable to other similarly titled measures of other companies in our industry.

Reconciliation of Adjusted EBITDA (in millions)
Brinker believes presenting Adjusted EBITDA provides a useful measure of our operating performance, excluding the impacts of financing costs, capital expenditures and special items. Adjusted EBITDA is not a measurement determined in accordance with GAAP and should not be considered in isolation. We define Adjusted EBITDA as Operating income before Depreciation and amortization and Other (gains) and charges.

	Fourth Quarter		Fiscal Year
	Q4 22	Q4 21	Q4 22	Q4 21
Operating income - GAAP	$44.7	$100.6	$159.5	$199.3
Depreciation and amortization	41.3	38.2	164.4	150.2
Other (gains) and charges	14.2	5.5	31.2	19.0
Adjusted EBITDA, non-GAAP	$100.2	$144.3	$355.1	$368.5
Reconciliation of Free Cash Flow (in millions)
Brinker believes presenting free cash flow provides a useful measure to evaluate the cash flow available for reinvestment after considering the capital requirements and expenditures of our business operations.

Fifty-Two Week Period Ended June 29, 2022
Cash flows provided by operating activities - GAAP	$252.2
Capital expenditures	(150.3)
Free cash flow - non-GAAP	$101.9

FOR ADDITIONAL INFORMATION, CONTACT:

MIKA WARE
INVESTOR RELATIONS
investor.relations@brinker.com

MEDIA RELATIONS
media.requests@brinker.com

(800) 775-7290
3000 OLYMPUS BOULEVARD
DALLAS, TEXAS 75019